UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2014

BIOSPECIFICS TECHNOLOGIES CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34236	11-3054851
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

35 Wilbur Street
Lynbrook, NY	11563
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 516.593.7000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Introductory Comment

Throughout this Current Report on Form 8-K, the terms “we,” “us,” “our” and “Company” refer to BioSpecifics Technologies Corp.

Item 2.02	Results of Operations and Financial Condition

On August 11, 2014, the Company announced its financial and operating results for the fiscal quarter ended June 20, 2014. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02 of the Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 4.01	Changes in Registrant’s Certifying Accountant

(a)

The Audit Committee of Biospecifics Technologies Corp. (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company's independent registered public accounting firm beginning with the quarter ended September 30, 2014. As a result of this process, on August 7, 2014, the Audit Committee dismissed Tabriztchi & CO., CPA, P.C. (the “Former Accounting Firm”) as its independent registered public accounting firm, effective immediately following its completion of its review of the quarter ended June 30, 2014, and the Audit Committee engaged Friedman LLP (the “New Accounting Firm”) as its new independent registered public accounting firm for the year ending December 31, 2014 and effective immediately and for the quarter ending September 30, 2014.

The Former Accounting Firm’s reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2013 and 2012, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2012, and in the subsequent interim period through August 7, 2014, the date of dismissal of the Former Accounting Firm, there were no (a) disagreements with the Former Accounting Firm on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accounting Firm, would have caused them to make reference to the subject matter of the disagreements in its reports for such years; or (b) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to the Former Accounting Firm prior to the date of the filing of this Current Report and requested that the Former Accounting Firm furnish it with a copy of the Former Accounting Firm’s letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above disclosures. A copy of the Former Accounting Firm’s letter, dated August 7, 2014, is attached hereto as Exhibit 16.1.

(b)

On August 7, 2014, the Audit Committee engaged the New Accounting Firm as its new independent registered public accounting firm for the year ending December 31, 2014 and effective immediately and for the quarter ending September 30, 2014.

During the Company’s most recent fiscal years and interim period through August 7, 2014, the Company consulted with the New Accounting Firm prior to its appointment as its new independent registered public accountants regarding the preparation and filing of the Company’s federal, state and local tax returns and assisted and consulted management in their preparation of the Company’s quarterly and year-end tax provision for its consolidated financial statements. Effective with the fling of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, the New Accounting Firm will no longer assist management in their preparation of the Company’s quarterly and year-end tax provision for its consolidated financial statements. The New Accounting Firm will continue to assist the Company with the preparation and filing of the Company’s federal, state and local tax returns. These services were pre-approved by the Audit Committee consistent with the Audit Committee’s pre-approval policy and PCAOB rules.

During the Company’s most recent fiscal years and interim period through August 7, 2014, the Company has not consulted with the New Accounting Firm with respect to the (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

16.1	Letter from Tabriztchi & CO., CPA, P.C., dated August 7, 2014

99.1	Press Release of the Company, dated August 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biospecifics Technologies Corp.

Date: August 11, 2014	By:	/s/ Thomas L. Wegman
Thomas L. Wegman
President

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Tabriztchi & CO., CPA, P.C., dated August 7, 2014
99.1	Press Release of the Company, dated August 11, 2014